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                                                                     EXHIBIT 3.3

                                    BYLAWS OF
                                   F C A, LTD.

                                    ARTICLE I
                           OFFICES AND CORPORATE SEAL

         Section 1.01. Registered and Other Offices. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

         Section 1.02. Corporate Seal. The corporation shall have no corporate seal.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 2.01. Time and Place of Meetings. Regular or special meetings of the shareholders, if any, shall be held on the date and at the time and place fixed by the Chairman of the Board of Directors or if the Chairman of the Board of Directors has not been elected, by the President in the absence of Board action, or the Board, except that a special meeting called by, or at the demand of a shareholder or shareholders, shall be held in the County where the principal executive office is located.

         Section 2.02. Regular Meetings. At any regular meeting of the shareholders there shall be an election of qualified successors for directors who serve for an indefinite term and those whose terms have expired or are due to expire within six (6) months after the date of the meeting. Any business appropriate for action by the shareholders may be transacted at a regular meeting. No meeting shall be considered a regular meeting unless all the shareholders are present in person or by proxy and none of them objects to such designation.

         Section 2.03. Demand by Shareholders. Regular or special meetings may be demanded by a shareholder or shareholders, pursuant to the provisions of Minnesota Statutes, Section 302A.431, Subd. 2, and 302A.433, Subd. 2, respectively.

         Section 2.04. Quorum, Adjourned Meetings. The holders of fifty percent (50%) of the voting power of the shares entitled to vote at a meeting constitute a quorum for the transaction of business; said holders may be present at the meeting either in person or by proxy. In the absence of a quorum, any meeting may be adjourned to a subsequent date, provided a notice of such adjournment is mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than an announcement at such meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called and held meeting is convened, the shareholders present may continue to

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transact business until adjournment, even though the withdrawal of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

         Section 2.05. Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by the Articles of Incorporation or a resolution of the Board of Directors filed with the Secretary of State, each shareholder shall have one vote for each share held. Upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot.

         Section 2.06. Notice of Meetings. Notice of all meetings of shareholders shall be given to every holder of voting shares, except where the meeting is an adjourned meeting at which a quorum was present and the date, time and place of the meeting were announced at the time of adjournment. The notice shall be given at least five (5), but not more than sixty (60) days before the date of the meeting, except that written notice of a meeting at which there is to be considered either (i) an agreement of merger or consolidation, (ii) a proposal to dispose of all or substantially all of the property and assets of the corporation, (iii) a proposal to dissolve the corporation, or (iv) a proposal to amend the Articles of Incorporation, shall be mailed to all shareholders, whether entitled to vote or not, at least fourteen (14) days prior thereto. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy, and none of them objects to consideration of a particular item of business.

         Section 2.07. Waiver of Notice. A shareholder may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting and whether given in writing, orally or by attendance.

         Section 2.08. Authorization Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action.

                                   ARTICLE III
                                    DIRECTORS

         Section 3.01. General Powers. Except as authorized by the shareholders by unanimous affirmative vote, the business and affairs of the corporation shall be managed by and shall be under the direction of the Board of Directors.

         Section 3.02. Number, Qualifications and Term of Office. The Board of Directors of this corporation shall consist of one or more directors. The number of directors may be increased or, subject to Minnesota Statutes, Section 302A.223, decreased at any time by action of the Board of Directors. Directors need not be shareholders. Each of the directors shall hold office until the regular meeting of the shareholders next held after his or her election, until his or her successor shall have been elected and shall qualify, or until he or she shall resign or shall have been removed as hereinafter provided.

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         Section 3.03. Board Meetings; Place and Notice. Meetings of the Board
of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Bard of Directors, board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. The Chairman of the Board, the President, or Directors comprising at least one third of the number of Directors then in office may call a board meeting by giving five (5) days' notice if by mail or two (2) days' notice if by telephone, telex, telegram or in person, to all Directors of the day or date and time of the meeting. The notice need not state the purpose of the meeting. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

         Section 3.04. Action Without Meeting. An action required or permitted to be taken at a Board meeting may be taken by written action signed by all of the Directors. Any such written action is effective when signed by the required number of Directors, unless a different effective time is provided in the written action.

         Section 3.05. Waiver of Notice. A Director may waive notice of a meeting of the Board. A waiver of notice by a Director is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance.

         Section 3.06. Quorum. A majority of the Directors currently holding office is a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the Directors present may continue to transact business until adjournment, even though withdrawal of Directors originally present leaves less than the proportion or number otherwise required for a quorum.

         Section 3.07. Vacancies. Vacancies on the Board resulting from the death, resignation or removal of a Director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Each Director elected under this Section to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders.

                                   ARTICLE IV
                                    OFFICERS

         Section 4.01. Numbers. The officers of the corporation shall consist of a President and may also consist of one or more Vice Presidents, a Secretary and a Treasurer. The Board may elect or appoint any officers it deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities and terms of office determined by the Board from time to time. Any number of officers or functions of those offices may be held or exercised by the same person.

         Section 4.02. Election and Term of Office. The Board of Directors shall from time to time elect a President and may elect one or more Vice Presidents, a Secretary and a Treasurer

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and any other officers or agents the Board deems necessary. Such officers shall hold their offices until their successors are elected and qualified.

         Section 4.03. President. Unless otherwise stipulated, the President shall be the chief executive officer of the corporation and shall have responsibility for the general active management of the corporation. When present, he shall preside at all meetings of the shareholders, and unless a Chairman of the Board of Directors has been elected and is present, shall preside at all meetings of the Board of Directors and see that all orders and resolutions of the Board of Directors are carried into effect. The President, unless some other person is specifically authorized by vote of the Board of Directors, shall sign all certificates of stock, bonds, deeds, mortgages, agreements, modification of mortgage agreements, leases, and contracts of the corporation. The President, if no Secretary has been elected, shall maintain records of and whenever necessary, shall certify all proceedings of the Board of Directors and the shareholders. The President shall perform such other duties as the Board of Directors shall designate.

         Section 4.04. Vice President. If a Vice President or Vice Presidents have been elected, they shall have such powers and perform such duties as may be prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents all succeed to the Board President's power and duties in the order designated by the Board of Directors.

         Section 4.05. Secretary. If a Secretary has been elected, the Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors, shall give proper notice of meetings of shareholders and directors, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe. In the Secretary's absence at any meeting, the President, an Assistant Secretary of a Secretary Pro Tempore shall perform the Secretary's duties.

         Section 4.06. Treasurer. If a Treasurer has been elected and unless another officer is designated by the Board of Directors as the chief financial officer, the Treasurer shall hold such title and shall keep accurate financial records of the corporation; deposit all money, drafts and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board of Directors; endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor; and disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board of Directors. The Treasurer shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

         Section 4.07. Removal and Vacancies. Any officer may be removed from office by a majority of the whole Board of Directors, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there is a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors.

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         Section 4.08. Delegation of Authority. An officer elected or appointed by the Board of Directors may delegate some or all of the duties or powers of such office to other persons, provided that such delegation is in writing.

                                    ARTICLE V
                            SHARES AND THEIR TRANSFER

         Section 5.01. Certificates for Shares. Every shareholder of this corporation shall be entitled to a certificate, to be in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates shall be numbered in the order in which they are issued and shall be signed by the President. If a Secretary has been elected, the certificates may also be signed by the Secretary. Every certificate surrendered to the corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate has been so canceled.

         Section 5.02. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized by the shareholder named in the certificate or the shareholder's legal representative, and upon surrender of the certificate or the certificates of such shares. The corporation may treat, as the absolute owner of the shares of the corporation, the person or persons in whose name or names the shares are registered on the books of the corporation. The legend on the reverse side of all certificates for shares of the corporation shall read:

         The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933 or under applicable state laws and may not be sold, transferred or pledged in the absence of such registration unless pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities law. The company reserves the right to require an opinion of counsel satisfactory to its before effecting any transfer of the shares. A full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and a statement of the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series are on file with the corporation and will be furnished to any shareholder upon request and without charge.

         Section 5.03. Lost Certificates. A new share certificate may be issued in place of one that is alleged to have been lost, stolen or destroyed, but only in accordance with applicable law and such other reasonable requirements imposed by the Board of Directors.

                                   ARTICLE VI.
                                   AMENDMENTS

         Section 6.01. Subject to the power of shareholders to adopt, amend, or repeal these Bylaws as provided in Minnesota Statutes Section 302A.181, Subd. 3, any Bylaw may be amended or repealed by the Board of Directors at any meeting, provided that, after adoption

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of the initial Bylaws, the Board shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings or shareholders, prescribing procedures for removing Directors or filling vacancies in the Board, or fixing the number of Directors or their classifications, qualifications, or terms of office.

                                   ARTICLE VII
                                 INDEMNIFICATION

         Section 7.01. Any person who at any time shall serve or shall have served as Director, office or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation, in accordance with and to the fullest extent permitted by Minnesota Statutes
Section 302A.521 as it may be amended from time to time.

         The undersigned Secretary hereby certifies that the foregoing Bylaws were adopted as the complete Bylaws of the corporation by the Board of Directors of said corporation on this 22nd day of April, 1992.

                                        ______________________________________
                                        Bahram Akradi

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         ADOPTED BY BOARD OF DIRE ORS EFFECTIVE DECEMBER 15,1998:

         RESOLVED FURTHER, that Section 3.04 of the Bylaws be amended in its entirety to read as follows:

                  "Section 3.04. Action Without Meeting. An action required or permitted to be taken at a meeting of the Board of Directors of the corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors unless the action need not be approved by the shareholders of the corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be required to take the same action at a meeting of the Board of Directors of the corporation at which all of the directors were present. Any such written action is effective when signed by the required number of Directors, unless a different effective time is provided in the written action."

         ADOPTED BY BOARD OF DIRE ORS EFFECTIVE AUGUST 4, 2000:

         RESOLVED, that Section 2.06 of the Bylaws of the Company be amended and restated in its entirety to read as set forth [below].

                  "Section 2.06. Notice of Meetings. Notice of all meetings of shareholders shall be given to every holder of voting shares, except where the meeting is an adjourned meeting at which a quorum as present and the date, time and place of the meeting were announced at the time of adjournment. The notice shall be given at least five (5), but not more than sixty (60) days before the date of the meeting, except that written notice of a meeting at which there is to be considered an agreement of merger or consolidation, shall be mail to all shareholders, whether entitled to vote or not, at least fourteen (14) days prior thereto. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy, and none of them objects to consideration of a particular item of business."